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                          AGREEMENT AND PLAN OF MERGER


                                  by and among


                                UNIDIGITAL INC.,


                               UNISON (NY), INC.,


                           HY ZAZULA ASSOCIATES, INC.,


                                       and


                 THE STOCKHOLDERS OF HY ZAZULA ASSOCIATES, INC.





                          Dated as of October 30, 1998










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                                TABLE OF EXHIBITS




Exhibit A                         Form of Consulting Agreement with Hyman Zazula

Exhibit B-1                      Form of Employment Agreement with Steven Zazula

Exhibit B-2                       Form of Employment Agreement with David Zazula

Exhibit B-3                    Form of Employment Agreement with Gary Feigenbaum

Exhibit C                                               Form of Escrow Agreement

     AGREEMENT   AND  PLAN  OF  MERGER   dated  as  of  October  30,  1998  (the
"Agreement"), among Unidigital Inc., a Delaware corporation ("Unidigital"), Unison (NY), Inc., a Delaware corporation ("Sub"), Hy Zazula Associates, Inc., a New York corporation ("Zazula"), and Hyman Zazula, Steven Zazula, David Zazula and Gary Feigenbaum, the holders of all the issued and outstanding capital stock of Zazula (collectively, the "Stockholders").

                                   WITNESSETH:

     WHEREAS, the Boards of Directors of Unidigital, Sub and Zazula have determined that it is advisable and in the best interests of their respective stockholders for Unidigital, Sub and Zazula to enter into a business combination upon the terms and subject to the conditions set forth herein;

     WHEREAS, in furtherance of such combination, the Boards of Directors of Unidigital, Sub and Zazula have each approved the merger of Zazula with and into Sub (the "Merger"), upon the terms and subject to the conditions set forth herein, in accordance with the applicable provisions of the New York Business Corporation Law (the "NYBCL"), in the case of Zazula, and the Delaware General Corporation Law (the "DGCL"), in the case of Sub and Unidigital;

     WHEREAS, Unidigital, Sub and Zazula intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization and that the Merger qualify as a tax-free reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Unidigital, Sub, Zazula and the Stockholders hereby agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

     1.1 Defined Terms.

     As used herein, the terms below shall have the following meanings:

     "Affiliate" of a Person means any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Ancillary Agreements" means the Employment Agreements, the Consulting Agreement, the Escrow Agreement and all other agreements required hereunder to consummate the Merger (including, but not limited to, employment agreements entered into with certain key Employees of Zazula).

     "Assets" means the right, title and interest of Zazula in and to each of its properties, assets and rights of any kind, whether tangible or intangible, real or personal, including without limitation the right, title and interest in the following:

     (a) all Contracts and Contract Rights;

     (b) all Fixtures and Equipment;

     (c) all Inventory;

     (d) all Books and Records;

     (e) all Intellectual Property;

     (f) all Permits;

     (g) all return and other rights under or pursuant to all warranties, representations and guarantees made by suppliers and other third parties in connection with the Assets or services furnished to such Person;

     (h) all cash, accounts receivable, deposits and prepaid expenses; and

     (i) all goodwill and other intangible assets.

     "Average Bid Price" means, as of any date of determination, the average of:

         (a) the closing bid prices, if available (or the low bid prices, if closing bid prices are not available) of Unidigital Stock as reported by Nasdaq or the National Quotation Bureau (or such quotation system upon which Unidigital Stock is then reported), or

         (b) if Unidigital Stock is then traded on a securities exchange, the closing prices of Unidigital Stock on such securities exchange,

         in either case on the thirty (30) consecutive trading days ending on the date of determination.

     "Average Closing Price" means, as of any date of determination, the average of the closing prices of Unidigital Stock as reported by Nasdaq or the National Quotation Bureau (or such other quotation system or securities exchange upon which Unidigital Stock is then reported) on the twenty (20) consecutive trading days preceding the ten (10) days prior to the date of determination.

     "Books and Records" means including, without limitation, (a) all product, business and marketing plans, sales and promotional literature and artwork relating to the Assets or the Business, (b) all books, records, lists, ledgers, financial data, files, reports, product and design manuals, plans, drawings, technical manuals and operating records of every kind relating to the Assets or the Business (including records and lists of customers, distributors, suppliers and personnel) and (c) all telephone and fax numbers used in the Business, in each case whether maintained as hard copy or stored in computer memory and whether owned by Zazula.

     "Business" means the business and operations of Zazula, consisting of providing electronic and hand retouching services to its customers, primarily consisting of advertising agencies.

     "Closing" has the meaning set forth in Section 2.1(b).

     "Closing Date" means the date of the Closing.

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

     "Confidentiality Agreement" means that certain Confidentiality and Non-Use Agreement dated as of May 11, 1998 between Unidigital and Zazula.

     "Consents" means any and all Permits and any and all consents, approvals or waivers from third parties that are required for the consummation of the transactions contemplated by this Agreement.

     "Consulting Agreement" means the agreement to be entered into between Sub and Hyman Zazula substantially in the form of Exhibit A attached hereto.

     "Contract Rights" means all rights and obligations under the Contracts.

     "Contracts" means all written agreements, contracts, leases (whether for real or personal property), purchase orders, undertakings, covenants not to compete, employment agreements, confidentiality agreements, licenses, instruments, obligations and commitments to which Zazula is a party or by which Zazula or any of the Assets or the Business are bound or affected.

     "Court Order" means any judgment, decision, consent decree, injunction, ruling or order of any foreign, federal, state or local court or governmental agency, department or authority that is binding on any Person or its property under applicable law.

     "Default" means (a) a breach of or default under any Contract, (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract.

     "Effective Time" has the meaning set forth in Section 2.2.

     "Employees" means all officers and directors of Zazula and all other Persons employed by Zazula on a full or part-time basis as of the relevant date.

     "Employment Agreements" means the agreements to be entered into between Sub and each of Steven Zazula, David Zazula and Gary Feigenbaum substantially in the form of Exhibits B-1, B-2 and B-3 attached hereto.

     "Encumbrance" means any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building, lease or use restriction, conditional sales agreement, subordination agreement, warranty, encumbrance or other right of the Stockholders or third parties, whether voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

     "Environmental  Claims"  means all  notices of  violation,  liens,  claims, demands, suits, or causes of action for any damage (including, without limitation, any damages incurred on on-site or off-site properties), including, without limitation, personal injury, property damage (including, without limitation, any depreciation or diminution of property values), lost use of property or consequential damages, arising directly or indirectly out of Environmental Conditions or Environmental Laws. By way of example only (and not by way of limitation), Environmental Claims include (i) violations of, or obligations under any contract related to, Environmental Laws or Environmental
Conditions between Zazula and any other person, (ii) actual or threatened damages to natural resources, (iii) actual or threatened claims for nuisance or its statutory equivalent, (iv) actual or threatened claims for the recovery of response costs, or administrative or judicial orders directing the performance of investigations, responses or remedial actions

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

under any Environmental Laws,(v) requirements to implement "corrective action" pursuant to any order or permit issued pursuant to the Resource Conservation and Recovery Act, as amended ("RCRA"), or similar provisions of applicable state law, (vi) actual or threatened claims related to Environmental Laws or Environmental Conditions for restitution, contribution, or indemnity, (vii) actual or threatened fines, penalties or liens of any kind against property related to Environmental Laws or Environmental Conditions, (viii) actual or threatened claims related to Environmental Laws or Environmental Conditions for injunctive relief or other orders or notices of violation from federal, state or local agencies or courts, and (ix) with regard to any present or former employees or other third parties, claims relating to exposure to or injury from Environmental Conditions.

     "Environmental Conditions" means the state of the environment, including natural resources (e.g., flora and fauna), soil, surface water, ground water, any drinking water supply, subsurface strata or ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal, dumping or threatened release of Hazardous Substances by Zazula or any of its predecessors in interest (which shall consist of Persons acquired by Zazula prior to the Closing Date), or by their respective agents, representatives, employees or independent contractors when acting in such capacity on behalf of Zazula. With respect to Environmental Claims by third parties, Environmental Conditions also include, without limitation, (i) the exposure of Persons to Hazardous Substances at the work place, (ii) the exposure of Persons or property to Hazardous Substances located on or migrating from or otherwise emanating from property currently or formerly owned, occupied, used or on which operations were conducted by Zazula and (iii) any off-site location or other Person or property which has directly or indirectly been affected by any Environmental Condition.

     "Environmental Laws" means, without limitation, all applicable federal, state, district and local laws, all rules or regulations promulgated thereunder, and all orders, consent orders, judgments, notices, permits or demand letters issued, promulgated or entered pursuant thereto, relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation, (i) laws relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment and (ii) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport or other handling of Hazardous Substances. Environmental Laws shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, RCRA, the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, the Occupational Safety and Health Act, as amended, and all analogous laws promulgated or issued by any federal, state or local or other governmental authority.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Agent" means the escrow agent under the Escrow Agreement, or any successor agent designated in accordance with the terms of the Escrow Agreement.

     "Escrow Agreement" means the Escrow Agreement to be entered into among Unidigital, Zazula, the Escrow Agent and the Stockholders substantially in the form of Exhibit D hereof.

     "Escrow Fund" has the meaning set forth in Section 2.12.

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

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Financial Statements" means (a) the audited balance sheet of Zazula as of December 31, 1997 and the related statement of income and statement of cash flows (including notes to such Financial Statements) of Zazula for the year then ended, together with the report of Frendel Brown & Weissman thereon (the "Audited Financial Statements"), and (b) the unaudited balance sheet of Zazula as of June 30, 1998 (the "Balance Sheet") and the related statement of income and statement of cash flows (including notes to such Financial Statements) of Zazula for the six (6) months then ended.

     "Facilities" means all plants, offices, manufacturing and production facilities, stores, warehouses, administration buildings and all real property and related facilities owned, leased or operated by Zazula, all as identified or listed on Schedule 3.8.

     "Fixtures and Equipment" means all of the furniture, fixtures, furnishings, machinery, computer hardware, and other tangible personal property owned by Zazula, wherever located and including any such Fixtures and Equipment in the possession of any of Zazula's respective suppliers or other vendors.

     "Former Properties" means all plants, offices, manufacturing and production facilities, stores, warehouses, administration buildings and all real property and related facilities owned, leased or operated by Zazula prior to the date hereof, but excluding Facilities.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the facts and circumstances on the date of determination.

     "Governmental   Entity"   shall   mean  any  court,   arbitral,   tribunal,
administrative   agency  or  commission  or  other  governmental  or  regulatory authority or agency.

     "Hazardous Substances" means all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, toxic or otherwise hazardous substances or materials (whether solids, liquids or gases) subject to regulation, control or remediation under Environmental Laws. By way of example only, the term Hazardous Substances includes petroleum, urea formaldehyde, flammable, explosive and radioactive materials, PCBs, pesticides, herbicides, asbestos, sludge, slag, acids, metals, solvents and waste waters.

     "Intellectual Property" includes all of the following: (a) "patents" means all U.S. and foreign patents, patent applications, patent disclosures and improvements thereon; (b) "trademarks" means all U.S. and foreign trademarks and service marks, whether registered or applied for, trade dress, logos, trade names and corporate names and the goodwill associated therewith; (c) "copyrights" means all U.S. and foreign copyrights and registrations and applications for registration thereof; (d) Trade Secrets; (e) inventions; and
(f) "licenses" means any licenses granting any rights with respect to any of the following.

     "Inventory" means all merchandise owned and intended for resale and all raw materials, work in process, finished goods, wrapping, supply and packaging items and similar items, whether or not located on the premises, on consignment to a third party, or in transit or storage.

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

     "Knowledge" or "to the knowledge" of a party (or similar phrases) means to the extent of matters (i) which are actually known by such party or (ii) which, based on facts of which such party is aware, would be known to a reasonable Person of similar background and experience in similar circumstances, except that "knowledge" or "to the knowledge" (or similar phrases) of each (x) Stockholder pursuant to Article 3 or Article 3A means to the extent of matters which are actually known by such Stockholder and (y) corporate entity hereunder means to the extent of matters (A) actually known by a responsible officer or director of such corporate entity or (B) which, based on facts of which such responsible officer or director is aware, would or should be known to a reasonable Person of similar background and experience in similar circumstances.

     "Liability" means any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, unaccrued, absolute or contingent.

     "Material Adverse Effect" or "Material Adverse Change" or a similar phrase means, with respect to any Person, (a) any material adverse effect on or change with respect to (i) the business, operations, assets (taken as a whole), liabilities (taken as a whole), condition (financial or otherwise) or results of operations, of such Person and its Subsidiaries, taken as a whole, or (ii) the right or ability of such Person or any of its Subsidiaries to consummate any of the transactions contemplated hereby or (b) any event or condition which, with the passage of time, the giving or receipt of notice or the occurrence or nonoccurrence of any other circumstance, action or event, would reasonably be expected to constitute a "Material Adverse Effect" on or "Material Adverse Change" with respect to such Person.

     "Permitted Encumbrances" means (a) liens for Taxes or governmental charges or claims (i) not yet due and payable, or (ii) being contested in good faith, if a reserve or other appropriate provision as shall be required by GAAP shall have been made therefor, (b) statutory liens of landlords, liens of carriers, warehousepersons, mechanics and materialpersons and other liens imposed by law incurred in the ordinary course of business for sums (i) not yet due and payable, or (ii) being contested in good faith, if a reserve or other appropriate provision as shall be required by GAAP shall have been made therefor, (c) liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other similar types of social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, in each case in the ordinary course of business, consistent with past practice, (d) easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case, which do not interfere with the ordinary conduct of business of Zazula and do not materially detract from the value of the property upon which such encumbrance exists, and (e) security interests of lessors under personal property leases which do not interfere with the ordinary conduct of business of Zazula.

     "Permits"   means   all   licenses,   permits,    franchises,    approvals,
authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, necessary or desirable for the past, present or anticipated conduct or operation of the Business or ownership of the Assets of such Person.

     "Person"  means any  person or  entity,  whether  an  individual,  trustee, corporation, limited liability company, general partnership, limited partnership, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority or any similar entity.

     "Regulations" means any laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, agency guidelines, principles of law and orders of any foreign, federal, state or local government

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

and any other governmental department or agency, including without limitation energy, motor vehicle safety, public utility, Taxes, zoning, building and health codes, Environmental Laws, ERISA, occupational safety and health and laws respecting labor and employment practices, employee documentation, terms and conditions of employment and wages and hours.

     "Related Party" means (i) any Affiliate of Zazula or the Stockholders, (ii) any of Zazula's officers, directors and Stockholders, and (iii) any member of such officer's, director's and Stockholder's immediate family.

     "Representative" of any Person means any officer, director, principal, attorney, agent, employee or other representative of such Person.

     "SEC" means the Securities and Exchange Commission.

     "SEC Documents" means all material forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed with respect to the business and operations of Unidigital under each of the Securities Act and the Exchange Act, and the respective rules and regulations thereunder.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Subsidiary" means, with respect to any Person, (a) any corporation of which at least 50% of the securities or interests having, by their terms, ordinary voting power to elect members to the board of directors, or other persons performing similar functions with respect to such corporation, is held, directly or indirectly, by such Person, (b) any partnership or limited liability company of which (i) such Person is a general partner or managing member or (ii) such person possesses a 50% or greater interest in the total capital or total income of such partnership or limited liability company.

     "Tax Benefit" means the present value of any refund, credit or reduction in otherwise required tax payments including any interest payable thereon, which present value shall be computed as of the Closing Date or the first date on which the right to the refund, credit or other Tax reduction arises or otherwise becomes available to be utilized, whichever is later, (i) using the Tax rate applicable to the highest level of income with respect to such Tax under the applicable Tax law on such date, and (ii) using the interest rate on such date imposed on corporate deficiencies paid within 30 days of a notice of proposed deficiency under the Code or other applicable Tax law. Any Tax Benefit shall be computed net of any related Tax cost ("Tax Cost") (which shall be computed in the same manner in which Tax Benefits are otherwise computed pursuant to this definition).

     "Tax Return" means any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

     "Taxes" mean any and all taxes, charges, fees, levies or other assessments, including, but not limited to, income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, license, net worth, payroll, franchise and transfer and recording, imposed by the Internal Revenue Service or any taxing authority (whether domestic or foreign, including, but not limited to, any federal, state, county, local or foreign government or any subdivision or taxing agency thereof (including a U.S. possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.

     "Trade Secrets" of a Person means all trade secrets and confidential business information of such Person (including formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, research and development information, software, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information) which are treated as confidential and proprietary by such Person.

     "Unidigital Stock" means the common stock, par value $.01 per share, of Unidigital.

     "Voting Debt" means bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) of Unidigital issued and outstanding.

     "Zazula Stock" means the common stock, no par value per share of Zazula.

     1.2 Interpretation Provisions.

         (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule and exhibit references are to this Agreement unless otherwise specified. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. The term "or" is disjunctive but not necessarily exclusive. The terms "include" and "including" are not limiting and mean "including without limitation."

         (b) References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

         (c) References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

         (d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

         (e) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against either party.

         (f) The schedules and exhibits to this Agreement are a material part hereof and shall be treated as if fully incorporated into the body of the Agreement.

                                   ARTICLE 2.

                                   THE MERGER

     2.1 The Merger.

         (a) At the Effective Time (as defined in Section 2.2 hereof), and subject to and upon the terms and conditions of this Agreement and the DGCL, Zazula shall be merged with and into Sub, the separate corporate existence of
Zazula shall cease, and Sub shall continue as the surviving corporation; provided, however, that the Business will continue to operate (including all
--------   -------
promotion and marketing of the Business) as a division of Sub under the name "KWIK/Zazula." Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation." At the Effective Time, all of the rights, privileges, immunities, powers and franchises of Zazula shall vest in the Surviving Corporation and all obligations, duties, debts and liabilities of Zazula shall become obligations, duties, debts and liabilities of the Surviving Corporation.

         (b) Subject to the satisfaction or waiver, if permissible, of the conditions set forth in Articles 5 and 6, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place simultaneously with the execution hereof by October 30, 1998 (i) at the offices of Esanu Katsky Korins & Siger, LLP, 605 Third Avenue, New York, New York, as promptly as practicable (and in any event within five business days) after satisfaction or waiver, if permissible, of the conditions set forth in Articles 5 and 6 or (ii) at such other time, date or place as Unidigital and Zazula may mutually agree.

     2.2 Effective Time.

     At the Closing, the parties hereto shall cause the Merger to be consummated by filing the certificate of merger (the "Certificate of Merger") as contemplated by the Delaware General Corporation Law (the "DGCL"), together with any required related documents, with the appropriate administrator, as indicated in the DGCL and/or the New York Business Corporation Law (the "NYBCL"), in such form as required by, and executed in accordance with the relevant provisions of, the DGCL and the NYBCL. The Merger shall be effective at the time indicated in such Certificate of Merger (the "Effective Time").

     2.3 Effect of the Merger.

     At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL and the NYBCL.

     2.4 Certificate of Incorporation; Bylaws.

         (a) At the Effective Time, the Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter duly amended in accordance with applicable law and such Certificate of Incorporation.

         (b) At the Effective Time, the Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter duly amended in accordance with applicable law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

         (c) At the Effective Time, Sub shall continue to be a wholly-owned subsidiary of Unidigital.

     2.5 Directors and Officers.

     The director of Sub immediately prior to the Effective Time shall be the initial director of the Surviving Corporation, and shall hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation and in accordance with applicable law. Upon consummation of the Merger, each of Steven Zazula, David Zazula and Gary Feigenbaum will be appointed as executive officers of the KWIK/Zazula division (formerly known as the KWIK division) of Sub, and Steven Zazula will be appointed to the management committee of the KWIK/Zazula division (formerly known as the KWIK division) of Sub.

     2.6 Merger Consideration.

         (a) In consideration of the Merger and subject to Section 2.12, at the Effective Time, Unidigital shall pay to the Stockholders aggregate consideration (the "Aggregate Merger Consideration") equal to (i) $2,275,000 in cash (the
"Aggregate Cash Consideration") and (ii) $2,275,000 in shares of restricted Unidigital Stock, such amount to be paid by the issuance of such number of shares of Unidigital Stock, which when multiplied by the Average Closing Price shall have a market value of $2,275,000 (the "Aggregate Stock Consideration"). Each holder of Zazula Stock shall receive the number of shares constituting such Stockholder's pro rata portion of the Aggregate Stock Consideration and the cash payment constituting such Stockholder's pro rata portion of the Aggregate Cash Consideration as set forth opposite his name as listed on Schedule 2.6(a).

         References hereinafter to the "Merger Consideration", the "Stock Consideration" and the "Cash Consideration" shall refer, with respect to any Stockholder, to the pro rata portion of the Aggregate Merger Consideration, the Aggregate Stock Consideration, and the Aggregate Cash Consideration, respectively, as set forth opposite his name on Schedule 2.6(a). The issuance of the Stock Consideration shall be in accordance with Section 2.8 and the payment of the Cash Consideration shall be in accordance with Section 2.9.

         (b) It is understood and agreed that prior to the Closing Date, (i) Zazula may make a distribution to the Stockholders out of its Assets of an amount equal to fifty percent (50%) of its net income for the period commencing on January 1, 1998 and ending on the day before the Closing Date (but in no event shall such distribution exceed $25,000 without the prior approval of Unidigital), and (ii) Zazula may distribute an amount in cash or in notes payable at the Closing up to an amount equal to the accumulated adjustments account of the Company, as of December 31, 1997, less the cash surrender value of the life insurance policies set forth in Schedule 2.6(b). The amount distributed pursuant to clause (ii) hereof shall reduce the amount of the Aggregate Cash Consideration payable pursuant to Section 2.6(a). At or prior to the Closing, the insurance policies held by Zazula on the life of any of the Stockholders, as set forth on Schedule 2.6(b), shall be assigned to such Stockholders.

         (c) In the event that the Average Bid Price on the third anniversary of the Closing Date, or the next succeeding business day if said anniversary is a weekend or holiday, is less than one hundred percent (100%) of the Average
Closing  Price  (determined  as of the  Closing  Date) of the  Unidigital

Stock delivered to the Stockholders pursuant to Section 2.6(a)(ii) (as proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Unidigital Stock resulting from each stock split, stock dividend, combination or reclassification of Unidigital Stock), Unidigital shall make an additional payment to each Stockholder within ten (10) days after such anniversary in an amount equal to the deficiency on a per share basis multiplied by the number of shares of Unidigital Stock delivered to each such Stockholder pursuant to Section 2.6(a)(ii) (as proportionately adjusted as described above) (the "Post-Closing Adjustment"). Unidigital shall not be obligated to pay any portion of the Post-Closing Adjustment to any Stockholder that sells any shares of Unidigital Stock acquired hereunder within three (3) years from the Closing Date (the "Restrictive Period"), but in no event shall any such sale by Hyman Zazula constitute a breach under this Agreement; and provided further that in no event shall any of the following be deemed to constitute a sale by a Stockholder: (i) a disposition of Unidigital Stock to satisfy an indemnity claim hereunder (pursuant to Section 2.12, Article 8, the Escrow Agreement or otherwise); or (ii) any involuntary disposition of Unidigital Stock, including, without limitation, a transfer to a judgment creditor or trustee in bankruptcy in connection with the bankruptcy of a Stockholder, a disposition by a Stockholder pursuant to a divorce decree or settlement, or a stock swap, or other disposition in connection with a merger or other business combination of Unidigital. Notwithstanding the foregoing, in the event a Stockholder is terminated by Unidigital or Sub "without cause" or such Stockholder terminates his Employment Agreement or Consulting Agreement, as applicable, for "good reason" or such Stockholder's Employment or Consulting Agreement, as applicable, is terminated because of death or disability (as such terms are defined in the Employment Agreements or the Consulting Agreement, as applicable), (i) the Restrictive Period (for that Stockholder only) shall lapse,
(ii) the measuring period for the determination of the Average Bid Price will commence as of the date of termination of the Employment Agreement or the Consulting Agreement, as the case may be, and (iii) the Post Closing Adjustment, if any, shall be paid within ten (10) days following the end of the applicable measuring period. It is understood and agreed that any Stockholder who is not employed, or engaged as a consultant, by the Company on the third anniversary of the Closing Date shall not be entitled to any portion of the Post-Closing Adjustment, unless the Stockholder's Employment or Consulting Agreement has been terminated by reason of death or disability, or by the Company without cause or by the Stockholder for good reason. All shares issued pursuant to the Post-Closing Adjustment shall be treated as issued pursuant to the plan of reorganization as defined in Section 2.11 hereof. No portion of the Post-Closing Adjustment shall be treated as compensation for services and all tax returns filed by Unidigital and Sub shall be consistent with such treatment.

         (d) The Post-Closing Adjustment shall be payable to the Stockholders in shares of Unidigital Stock which for these purposes shall be valued based on the Average Bid Price and shall otherwise be determined as provided in Section 2.6(c). Such shares of Unidigital Stock shall be delivered to the Stockholders within thirty (30) days of (i) the third anniversary of the Closing Date or (ii) such earlier date upon which the measuring period shall conclude pursuant to
Section 2.6(c).

     2.7 Conversion of Shares.

     As of the Effective Time, by virtue of the Merger and without any action on
the  part  of  Unidigital,   the  holders  of  Unidigital   Stock,  Sub  or  the
Stockholders:

         (a) Each issued and outstanding share of Zazula Stock shall be converted into the right to receive the Merger Consideration.

         (b) All shares of Zazula Stock that are owned by Zazula shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

         (c) Each share of Sub common stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of Sub common stock and shall not be affected by the Merger.

         (d) All of the shares of Zazula Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each, a "Certificate") previously representing such shares of Zazula Stock shall thereafter represent the right to receive (i) a certificate or certificates representing the number of whole shares of Unidigital stock payable as the Stock Consideration and (ii) the Cash Consideration.

         (e) Upon consummation of the Merger, Unidigital will be the sole and exclusive owner of the outstanding capital stock of the Surviving Corporation.

     2.8 Exchange of Certificates.

         (a) As soon as possible after the Effective Time, upon surrender by each holder of record of a Certificate or Certificates representing Zazula Stock that upon the Effective Time was converted pursuant to Section 2.7 into the right to receive the Merger Consideration, Unidigital shall issue to each such holder of record of Certificates a certificate or certificates representing the Stock Consideration, and the Certificates so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 2.8, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by Section 2.7.

         (b) At the Effective Time, the stock transfer books of Zazula shall be closed and thereafter there shall be no further registration of transfers of shares of Zazula Stock on the records of Zazula. From and after the Effective Time, the holders of record of Certificates evidencing ownership of the Zazula Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Zazula Stock, except as otherwise provided for herein or by applicable law. If, after the Effective Time, any Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled as provided for in this Article 2.

     2.9 Payment of Cash Consideration.

     As soon as possible after the Effective Time, and, in any event, no later than the end of the same business day if the Effective Time occurs prior to 2:00 p.m., or the immediately following business day if the Effective Time occurs after 2:00 p.m., Unidigital will pay, to each holder of record of Zazula Stock, the Cash Consideration in immediately available funds by wire transfer to an account designated by such Stockholder.

     2.10 Lost, Stolen or Destroyed Certificates.

     In the event any Certificates shall have been lost, stolen or destroyed, Unidigital shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration pursuant to Section 2.6; provided, however, that Unidigital may, in its discretion and as a condition precedent to the delivery thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Unidigital with respect to the Certificates alleged to have been lost, stolen or destroyed.

     2.11 Tax Consequences.

     It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the U.S. Treasury Regulations.

     2.12 Escrow Fund.

     Notwithstanding the other provisions of this Article 2, at the Closing, Unidigital shall deliver to the Escrow Agent (i) $150,000 of the Cash Consideration and (ii) that number of shares of the Stock Consideration as equals $150,000 of the Stock Consideration (determined in accordance with Section 2.6(a)) (collectively, the "Escrow Fund"). The Escrow Fund together with any earnings on or accretions thereto shall be held by the Escrow Agent pursuant to the terms of the Escrow Agreement. Any Unidigital Indemnified Party (as defined in Section 8.2(a) hereof) shall be entitled to delivery from the Escrow Agent of such portion of the Escrow Fund as shall have a value equal to the amount due such Unidigital Indemnified Party pursuant to Article 8 hereof. For purposes of this Section 2.12, the value of shares of Unidigital Stock so delivered to any Unidigital Indemnified Party shall be equal to the Average Closing Price as of the date of notice provided to the Escrow Agent pursuant to the terms of the Escrow Agreement. Except for that portion of the Escrow Fund with a value (determined in accordance with this Section 2.12) equal to the amount of any Claims by Unidigital Indemnified Parties that may be pending at such time, the Stockholders shall be entitled to delivery from the Escrow Agent on the second anniversary of the Closing Date of any portion of the Escrow Fund that has not been delivered to, and is not subject to outstanding Claims or required to have been delivered to, Unidigital Indemnified Parties pursuant to this Section 2.12, Article 8 hereof or the Escrow Agreement on or prior to such date.

     2.13 Severance Payments.

     In the event that Unidigital and Zazula mutually agree to terminate any of Zazula's Employees in connection with the Merger, such parties will mutually agree as to the appropriate severance packages or alternative employment arrangements for such Employees.

     2.14 Taking of Necessary Action; Further Action.

     Each of Unidigital, Sub, Zazula and the Stockholders will take all such reasonable lawful action as may be necessary or appropriate in order to effect the Merger in accordance with this Agreement as promptly as practicable. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement, to vest Unidigital with full right, title and possession to all the property, rights, privileges, power and franchises of Zazula and to vest the Stockholders with full right, title and possession of the shares of Unidigital Stock and the other Merger Consideration, the officers and directors of Unidigital, Sub, and Zazula immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

     2.15 Legend.

     Each certificate evidencing shares of Unidigital Stock delivered to the Stockholders hereunder shall contain a legend substantially similar to the following:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR STATE SECURITIES LAWS. THEY

     MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. NO DISTRIBUTION, SALE, OFFER FOR SALE, TRANSFER, DELIVERY, PLEDGE OR OTHER DISPOSITION OF THESE SECURITIES MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH THE ACT, ANY APPLICABLE STATE LAWS, AND THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION AND STATE AGENCIES PROMULGATED THEREUNDER.

                                   ARTICLE 3.

                        REPRESENTATIONS AND WARRANTIES OF
                           ZAZULA AND THE STOCKHOLDERS

     As an inducement to Unidigital and Sub to enter into this Agreement, Zazula and the Stockholders hereby make, jointly and severally, as of the Closing Date, the following representations and warranties to Unidigital and Sub, except as otherwise set forth in written disclosure schedules (the "Schedules") delivered to Unidigital and Sub prior to the Closing Date, a copy of which is attached hereto. The Schedules are numbered to correspond to the various sections of this
Article 3 setting forth certain exceptions to the representations and warranties contained in this Article 3 and certain other information called for by this Agreement.

     3.1 Organization of Zazula.

     Zazula is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Zazula has full corporate power and authority to conduct the Business as it is presently being conducted and to own or lease, as applicable, the Assets owned or leased by it. Zazula is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of the Business or the ownership of its properties, except where the failure to be so qualified would not have a Material Adverse Effect. Each jurisdiction in which Zazula is qualified to do business as a foreign corporation is set forth in Schedule 3.1.

     3.2 Capitalization of Zazula.

         (a) As of the date of this Agreement, there are 200 shares of Zazula Stock authorized under its Certificate of Incorporation, 100 of which are issued and outstanding. Zazula has no other capital stock authorized, issued or outstanding. Schedule 3.2 sets forth the name of each holder of shares of Zazula Stock, as well as the number of shares of Zazula Stock held by each such holder.

         (b) There are no outstanding options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of Zazula obligating Zazula to issue or sell any securities of Zazula (or other consideration in lieu thereof) and no shares of capital stock of Zazula are reserved for issuance.

         (c) All outstanding shares of Zazula Stock are validly issued, fully paid and non-assessable and not subject to any preemptive rights created by statute, Zazula's Certificate of Incorporation or Bylaws or any Contract. The shares of Zazula Stock have been issued in compliance with applicable federal and state securities laws, except for such non-compliance which is not likely to result in a Material Adverse Effect on Zazula.

         (d) Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal or contractual right of any Person to cause any redemption of Zazula Stock or the merger or consolidation of Zazula with or into any other entity.

     3.3 Stockholders' Agreements, Etc.

     Except as set forth on Schedule 3.3, there are no stockholder agreements, voting trusts, proxies or other agreements or understandings to which Zazula or any of the Stockholders is a party with respect to or concerning the purchase, sale or voting of the capital stock of Zazula.

     3.4 Authorization.

     Zazula has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and has taken all actions necessary to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Zazula and this Agreement is, and upon execution and delivery each of the Ancillary Agreements to which Zazula is a party will be, a valid and binding obligation of Zazula, enforceable against Zazula in accordance with its terms, except that enforceability may be limited by the effect of (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors or (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     3.5 Officers and Directors.

     Schedule 3.5 contains a true, correct and complete list of all the officers and directors of Zazula.

     3.6 Bank Accounts.

     Schedule 3.6 contains a list of all of Zazula's bank accounts, safe deposit boxes, and persons authorized to draw thereon or have access thereto.

     3.7 Subsidiaries, Etc.

     Except as set forth on Schedule 3.7, Zazula has no present or former Subsidiaries.

     3.8 Real Property.

         (a) Zazula leases all real property necessary for the conduct of its business as presently conducted.

         (b) Zazula does not currently own, nor did it formerly own, any real property.

         (c) Schedule 3.8 sets forth all Leases pursuant to which Facilities are leased by Zazula (as lessee), true and correct copies of which have been delivered to Unidigital. Such Leases constitute all Leases, subleases or other occupancy agreements pursuant to which Zazula occupies or uses Facilities. Zazula has good and valid leasehold title to, and enjoy peaceful and undisturbed possession of, all leased property described in such Leases (the "Leased Property"), free and clear of any and all Encumbrances other than any Permitted Encumbrances which would not permit the termination of the Lease therefor by the lessor. With respect to each such parcel of Leased Property (i) there are no pending or, to the knowledge of Zazula, threatened condemnation proceedings relating to, or any pending or, to the knowledge of Zazula, threatened Actions relating to, such Leased Property or any portion thereof, (ii) Zazula or, to its knowledge, any third party, has not entered into any sublease, license, option, right, concession or other agreement or arrangement, written or oral, granting to any person the right to use or occupy such Leased Property or any portion thereof or interest therein and (iii) neither Zazula nor the Stockholders has received written notice of any pending or threatened special assessment relating to such Leased Property or otherwise has any knowledge of any pending or threatened special assessment relating thereto. Each leased Facility is supplied with utilities necessary for the operation of such Facility.

     With respect to each Lease listed on Schedule 3.8, and except as set forth on Schedule 3.8, (i) there has been no material default under any such Lease by Zazula or, to the knowledge of Zazula, by any other party, (ii) the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not cause a material default under any such Lease, (iii) such Lease is a valid and binding obligation of Zazula, is in full force and effect with respect to Zazula and is enforceable against Zazula in accordance with its terms, except as the enforceability thereof may be limited by (1) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (2) general principles of equity, whether considered in a proceeding at law or in equity,
(iv) no action has been taken by Zazula, and no event has occurred which, with notice or lapse of time or both, would permit termination, modification or acceleration by a party thereto other than Zazula without the consent of Zazula under any such Lease that is material to Zazula, (v) no party has repudiated in writing any term thereof or, to the knowledge of Zazula or the Stockholders, threatened to terminate, cancel or not renew any such Lease that is material to Zazula and (vi) Zazula has not assigned, transferred, conveyed, mortgaged or encumbered any interest therein or in any leased property subject thereto (or any portion thereof).

     3.9 Personal Property.

         (a) Zazula owns or leases all personal property Assets necessary for or currently used in the conduct of its business as presently conducted, and the personal property Assets (taken as a whole) are in such operating condition and repair (subject to normal wear and tear) as is necessary for the conduct of its business as presently conducted.

         (b) Zazula has good and marketable title to all such material personal property owned by it, free and clear of any and all Encumbrances other than Permitted Encumbrances. With respect to each such item of personal property and except to Permitted Encumbrances (i) there are no Leases, subleases, licenses, options, rights, concessions or other agreements, written or oral, granting to any party or parties the right of use of any portion of such item of personal property (except licenses of Intellectual Property in the ordinary course of business, if any), (ii) there are no outstanding options or rights of first refusal in favor of any other party to purchase any such item of personal property or any portion thereof or interest therein and (iii) there are no parties (other than Zazula) who are in possession of or who are using any such item of personal property.

         (c) Zazula has good and valid leasehold title to all of such Fixtures and Equipment, vehicles and other tangible personal property Assets leased by it from third parties, free and clear of any and all Encumbrances other than Permitted Encumbrances which would not permit the termination of the lease therefor by the lessor. Except as set forth on Schedule 3.9, Zazula is not a party to any Lease for personal property involving annual payments in excess of $25,000.

     With respect to each Lease listed on Schedule 3.9, (i) there has been no material default under any such Lease by Zazula or, to the knowledge of Zazula, by any other party, (ii) except as set forth on Schedule 3.12, the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not cause a material default under any such Lease, (iii) such Lease is a valid and binding obligation of Zazula is in full force and effect with respect to Zazula and is enforceable against Zazula in accordance with its terms, except as the enforceability thereof may be limited by (1) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (2) general principles of equity, whether considered in a proceeding at law or in equity,
(iv) no action has been taken by Zazula and, to the knowledge of Zazula or the Stockholders, no event has occurred which, with notice or lapse of time or both, would permit termination, modification or acceleration by a party thereto other than Zazula without the consent of Zazula under any such Lease that is material to Zazula, (v) no party has repudiated in writing any term thereof or, to the knowledge of Zazula or the Stockholders, threatened to terminate, cancel or not renew any such Lease that is material to Zazula and (vi) except as set forth on
Schedule 3.9, Zazula has not assigned, transferred, conveyed, mortgaged or encumbered any interest therein or in any leased property subject thereto (or any portion thereof).

     3.10 Environmental Matters.

         (a) Zazula is in compliance with all Environmental Laws, including, without limitation, all Permits required thereunder to conduct their business as currently being conducted or proposed to be conducted, except for non-compliance which would not have a Material Adverse Effect on Zazula. All such Permits are listed on Schedule 3.10. During the previous five years, Zazula has not received any written notice from any Governmental Entity or Person to the effect that, or otherwise has knowledge that, (i) Zazula or any predecessor in interest is not now, or has not always been, in compliance in any material respect with, or is, or was, in violation of, any such Environmental Laws or Permits required thereunder or (ii) any currently or formerly existing circumstances are likely to result in a failure of Zazula or any predecessor in interest to comply in any material respect with, or result in a violation by Zazula of, any such Environmental Laws or Permits required thereunder. Zazula has not taken any action during the previous five years that would constitute a violation of any Environmental Laws.

         (b) There are no existing or, to the knowledge of Zazula, potential, Environmental Claims against Zazula or any of its predecessors in interest, nor has any of them received any written notification or otherwise has any knowledge of any allegation of any actual, or potential responsibility for, or any inquiry or investigation regarding, any disposal, release or threatened release at any on-site or off-site location of any Hazardous Substance used, processed, generated, disposed or transported by Zazula or any of its predecessors in interest.

         (c) To the knowledge of Zazula, (i) no underground tank or other underground storage receptacle for Hazardous Substances is currently located on the Facilities, and there have been no releases of any Hazardous Substances from any such underground tank or related piping and (ii) there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping) of Hazardous Substances in quantities exceeding the reportable quantities as defined under any Environmental Law by Zazula or any of its predecessors in interest, on, upon or into the Facilities or any off-site location other than those authorized by Environmental Laws including, without limitation, the Permits required thereunder.

         (d) To the knowledge of Zazula or the Stockholders, there are no PCBs or asbestos-containing materials located at or on the Facilities.

         (e) To the knowledge of Zazula or the Stockholders, Zazula is not a party, whether as a direct signatory or as successor, assign or third-party beneficiary, or otherwise bound, to any Lease or other Contract (excluding insurance policies disclosed on the Schedules) under which Zazula is obligated by or entitled to the benefits of, directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning Environmental Conditions.

         (f) Zazula has not released any other person from any claim under any Environmental Law or waived any rights concerning any Environmental Condition.

         (g) There are no consent decrees, consent orders, judgments, judicial or administrative orders or agreements (other than Permits) with or liens by, any governmental authority or quasi-governmental entity relating to any Environmental Law which regulate, obligate or bind Zazula.

         (h) Zazula has not been deemed a "potentially responsible party" as such term is defined under any Environmental Law.

     3.11 Contracts.

         (a) Schedule 3.11 sets forth a complete and accurate list of all of the Contracts, except those Contracts (i) entered into in the ordinary course of business and which may be terminated by Zazula upon less than thirty (30) days' notice without further liability; (ii) for the purchase by Zazula of any material, supplies, equipment or services for less than $5,000 as to any individual item in one transaction or a series of related transactions; (iii) for the sale by Zazula of any products or service for less than $5,000 as to any individual item in one transaction or a series of related transactions; (v) for the sale of any fixed or capital assets after December 31, 1997 for less than $5,000 as to any individual item in one transaction or a series of related transactions; (vi) listed in Schedule 3.19; or (vii) obligating Zazula to pay not more than $5,000 in remaining payment obligations and containing no material non-monetary obligations of, or restrictions applicable to, Zazula. Complete and accurate copies of all of the Contracts listed on Schedule 3.11, including all amendments and supplements thereto, have been made available to Unidigital.
Zazula has included as part of Schedule 3.11 a brief summary of the material terms of each oral Contract, except for Contracts in the ordinary course of Zazula's business and oral agreements set forth on Schedule 3.18(c) or Schedule 3.19.

         (b) All of the Contracts set forth on Schedule 3.11 are valid, binding and enforceable in accordance with their terms. Zazula has fulfilled, or taken all action necessary to enable it to fulfill when due, all of its material obligations under each of such Contracts. To the knowledge of Zazula or the Stockholders, all parties to such Contracts have complied in all material respects with the provisions thereof, no party is in Default thereunder and no notice of any claim of Default has been given to Zazula or the Stockholders. None of the Stockholders or Zazula has any reason to believe that the products or services called for by any executory Contract cannot be supplied in accordance with the terms of such Contract, including time specifications, and has no reason to believe that any unfinished Contract will, upon performance by Zazula result in a loss to Zazula, except where such failure to supply or such loss, individually or in the aggregate, would not have a Material Adverse Effect on Zazula.

     3.12 No Conflict or Violation; Consents.

     Except as set forth on Schedule 3.12, none of the execution, delivery or performance of this Agreement or any Ancillary Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by Zazula or the Stockholders with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of the governing documents of Zazula, (b) violate, conflict with, or result in a breach of or constitute a default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of its Assets under, any Contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Zazula or the Stockholders is a party or by which Zazula or the Stockholders is bound or to which any of their respective assets are subject, (c) violate any applicable Regulation (to the knowledge of Zazula or the Stockholders) or Court Order applicable to Zazula or the Stockholders or (d) impose any Encumbrance on any Assets of Zazula or the Business. Except as set forth on Schedule 3.12, no notices to, declaration, filing or registration with, approvals or Consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by Zazula or the Stockholders in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby, except that there shall be excluded from clauses (b), (c) and (d) of the first sentence of this Section 3.12 and from the second sentence of this Section 3.12 such violations, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect on Zazula and which will not materially impair the ability of Zazula or the Stockholders to consummate the transactions contemplated herein. The foregoing representations in this Section
3.12 are being made (i) by all of the Stockholders, jointly and severally, with respect to Zazula and (ii) by each Stockholder severally with respect to himself only (and not with respect to any other Stockholder).

     3.13 Permits.

     Schedule 3.13 sets forth a complete list of all Permits, all of which are as of the date hereof, and will be as of the Closing Date, in full force and effect. Zazula has, and during the last five (5) years has had, all Permits required under any applicable Regulation in its operation of the Business or in its ownership of the Assets, and owns or possesses such Permits free and clear of all Encumbrances; and Zazula is not in default, nor has Zazula or the Stockholders received any written notice of any claim of default, with respect to any such Permit, except where the failure to hold such Permit or such default would not individually, or in the aggregate, have a Material Adverse Effect on Zazula. Except as otherwise governed by law, such permits will not be adversely affected by the completion of the transactions contemplated by this Agreement or the Ancillary Agreements.

     3.14 Financial Statements; Books and Records.

         (a) The Financial Statements are complete, are in accordance with the Books and Records, fairly present the financial condition and results of operations indicated thereby and were prepared in accordance with GAAP, consistently applied (except as otherwise noted therein or in the notes thereto), as of the respective dates and for the periods covered thereby. Notwithstanding the foregoing, the unaudited balance sheet, statement of income and statement of cash flow of Zazula for the period ended June 30, 1998 shall be subject to normal year-end audit adjustments and accruals that are necessary for the fair presentation of Zazula's financial position as of June 30, 1998 and the results of operations for the one and six month periods then ended.

         (b) The Financial Statements and the Books and Records accurately, fully and fairly reflect the operations and activities of Zazula and the Business and have been provided to Unidigital for its inspection.

         (c) Zazula has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts or funds which have been and are reflected in the Books and Records.

         (d) Zazula has made available to Unidigital (i) subject to Schedule 3.14(d), the stock records and minute books of Zazula that fully reflect all minutes of meetings, resolutions and other material actions and proceedings of their respective stockholders and boards of directors and all committees thereof, all issuances, transfers and redemptions of capital stock of which Zazula or the Stockholders are aware and (ii) true, correct and complete copies of its Certificate of Incorporation and Bylaws and all amendments thereto through the Closing Date.

     3.15 Absence of Certain Changes or Events.

     Except as set forth on Schedule 3.15, since December 31, 1997 there has not been any:

         (a) Material Adverse Change with respect to Zazula or the Business;

         (b) failure to operate the Business in the ordinary course so as to use its commercially reasonable efforts to preserve the Business intact and to preserve the continued services of its Employees and the goodwill of suppliers, customers and others having business relations with Zazula or its Representatives;

         (c) resignation or termination of any officer, or, except as set forth in the Salary Table (as hereinafter defined), any increase in the rate of compensation payable or to become payable to any officer or Employee of Zazula other than in the ordinary course of business, including, but not limited to, the making, guaranteeing or forgiving of any loan to, or the payment, grant or accrual of any bonus, incentive compensation, service award or other similar benefit to, any such Person, or the addition to, modification of, or contribution to any Plan (as hereinafter defined);

         (d) payment, loan or advance of any amount to or in respect of, or the sale, transfer or lease of any properties or the Assets to, or entering into of any Contract with, any Related Party except (i) directors' fees, (ii) compensation to Employees at the rates disclosed pursuant to Section 3.18(d) and
(iii)  forgiveness of loans in the amounts and to the  individuals  set forth on
Schedule 3.15;

         (e) sale, assignment, license, transfer or Encumbrance (other than Permitted Encumbrances) of any of the Assets, tangible or intangible, singly or in the aggregate, other than sales of products and services in the ordinary course of business and consistent with past practice (except as otherwise provided herein);

         (f)  new  Contracts,   or  extensions,   modifications,   terminations,
expirations or renewals thereof, except for Contracts entered into, modified or terminated in the ordinary course of business or disclosed in Schedule 3.11;

         (g) actual or, to the knowledge of Zazula or Stockholders, threatened termination of any material customer account or group of accounts or actual or, to the knowledge of Zazula or

Stockholders, threatened material reduction in purchases or royalties payable by any such customer or occurrence of any event that is likely to result in any such termination or reduction;

         (h) disposition or lapsing of any Intellectual Property of Zazula, in whole or in part, or any disclosure of any trade secret, process or know-how to any Person not an Employee;

         (i) change in accounting methods or practices by Zazula;

         (j) revaluation by Zazula of any of the Assets or Liabilities, including, but not limited to, writing off notes or accounts receivable other than for which adequate reserves have been established prior to December 31, 1997;

         (k) damage, destruction or loss (whether or not covered by insurance) which has a Material Adverse Effect on Zazula;

         (l) declaration, setting aside or payment of dividends or distributions in respect of any capital stock of Zazula or any redemption, purchase or other acquisition of any equity securities of Zazula, except as contemplated by this Agreement;

         (m) issuance or reservation for issuance by Zazula of, or commitment of it to issue or reserve for issuance, any shares of capital stock or other equity securities or obligations or securities convertible into or exchangeable for shares of capital stock or other equity securities;

         (n) increase, decrease or reclassification of the capital stock of Zazula;

         (o) amendment of the Certificate of Incorporation or Bylaws of Zazula;

         (p) capital expenditure or execution of any lease or any incurring of liability therefor by Zazula, involving payments in excess of $10,000 in the aggregate;

         (q) failure to pay any material obligation of Zazula when due;

         (r) cancellation of any indebtedness or waiver of any rights of substantial value to Zazula, except in the ordinary course of business and consistent with past practice;

         (s) indebtedness incurred by Zazula for borrowed money or any commitment to borrow money entered into by Zazula, or any loans, guaranties or pledges made or agreed to be made by Zazula; other than in the ordinary course of business;

         (t) Liability incurred by Zazula except in the ordinary course of business and consistent with past practice, or any material increase or material change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

         (u) payment, discharge or satisfaction of any Liabilities of Zazula other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of Liabilities reflected or reserved against in the Financial Statements or incurred in the ordinary course of business and consistent with past practice since June 30, 1998;

         (v) acquisition of any equity interest in any other Person; or

         (w) agreement by Zazula to do any of the foregoing.

     3.16 Liabilities.

     Zazula has no Liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) Liabilities which are fully reflected and properly and fully reserved against in the Financial Statements and the Books and Records,
(ii) Liabilities incurred in the ordinary course of business and consistent with past practice since December 31, 1997 and (iii) liabilities arising under the Contracts (other than obligations which are reflected on a balance sheet prepared in accordance with GAAP) set forth on Schedule 3.11 or which are not required to be disclosed on such Schedule and which have arisen or been incurred in the ordinary course of business. Except as set forth on Schedule 3.16, none of the Liabilities described in this Section 3.16 relates to any breach of Contract, breach of warranty, tort, infringement or violation of any Regulation or arose out of any action, order writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, investigation or dispute (collectively, "Actions"). The reserves set forth on the balance sheets as of December 31, 1997 and June 30, 1998 for liabilities are recorded in accordance with GAAP. Except as set forth in Schedule 3.16, Zazula does not have any contingent liabilities.

     3.17 Litigation.

     Schedule 3.17 contains a brief description of all Actions pending subsequent to December 31, 1997 which, if adversely determined, could reasonably be expected to result in a loss to Zazula in excess of $10,000, or would have a Material Adverse Effect on Zazula, to which Zazula has been a party or which relate to any of the Assets or its officers, directors, employees or agents as such, including any such Actions which were settled prior to the institution of formal proceedings, other than Actions brought by Zazula for collection of monies owed in the ordinary course of business. There is no Action, pending or, to the knowledge of Zazula or the Stockholders, threatened (i) against Zazula or affecting any of the Assets or against any of Zazula's officers, directors, employees or agents as such which, if adversely determined, could reasonably be expected to result in a loss to Zazula in excess of $10,000, or would individually or in the aggregate have a Material Adverse Effect on Zazula, (ii) which seeks to enjoin or obtain damages in respect of the transactions contemplated hereby or by the Ancillary Agreements or (iii) with respect to which there is a reasonable likelihood of a determination which would prevent Zazula or the Stockholders from consummating the transactions contemplated hereby. Except as set forth on Schedule 3.17, there are presently no outstanding judgments, decrees or orders of any court or any governmental or administrative agency against or affecting Zazula, the Business or any of the Assets.

     3.18 Labor Matters.

         (a) Schedule 3.18(a) contains a complete list of Employees. Zazula is not a party to any labor agreement with respect to its Employees with any labor organization, group or association and there is no pending organization activities respecting Zazula's Employees. There is no unfair labor practice charge or complaint against Zazula pending before the National Labor Relations Board or any other governmental agency arising out of Zazula's activities, and none of Zazula or the Stockholders has any knowledge of any facts or information which would give rise thereto; there is no labor strike or labor disturbance pending or, to the knowledge of Zazula or the Stockholders, threatened against Zazula nor is any grievance currently being asserted against it; and during the previous five years Zazula has not experienced a work stoppage or other labor difficulty. There are no material claims pending or, to the knowledge of Zazula or the Stockholders, threatened by any of Zazula's Employees arising out of their employment relationship with Zazula, and neither Zazula nor the Stockholders has knowledge of any facts which could reasonably result in any such claim.

         (b) Zazula is in compliance with all applicable Regulations respecting employment practices, terms and conditions of employment, wages and hours, equal employment opportunity, and the payment of social security and similar taxes, and is not engaged in any unfair labor practice, except where the failure to do so would not have a Material Adverse Effect on Zazula. No claims for past due wages or any penalties for failure to comply with any of the foregoing are pending against Zazula.

         (c) Except  with  respect  to the  employment  agreements  set forth on
Schedule 3.18(c) (the "Existing Employment Agreements"), Zazula has not entered into any severance or similar arrangement in respect of any present or former Employee that will result in any obligation (absolute or contingent) on or after the date hereof of Unidigital, Sub or Zazula to make any payment to, or on behalf of, any present or former Employee or any other Person following termination of employment or upon consummation of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement or any Ancillary Agreement nor the consummation of the transactions contemplated hereby or thereby will result in the acceleration or vesting of any other rights of any Person to benefits under any Plans.

         (d) Zazula has provided Unidigital with a table setting forth the current salary or hourly wages and other compensation payable by Zazula to each of such Employees (the "Salary Table").

         (e) Except as set forth on Schedule 3.18(e), Zazula does not engage, and has not engaged, any independent contractors.

     3.19 Employee Benefit Plans.

     Except as set forth on Schedule 3.19, neither Zazula nor any member of the "controlled group of corporations" within the meaning of Sections 414(b) and (c) of the Code, of which Zazula has been a member during the five year period preceding the date hereof, presently, or during such five year period, has been a sponsor of, party to or obligated to contribute to any employee benefit plan (as defined in Section 3(3) of ERISA), or any employment contract, employee loan, incentive compensation, bonus, deferred compensation, severance, termination pay, stock option or purchase plan, guaranteed annual income plan, fund or arrangement, payroll incentive, policy, fund, agreement or arrangement, noncompetition or consulting agreement, or other employee fringe benefit program or plan, or any other plan, payroll practice, policy, fund, agreement or arrangement similar to or in the nature of the foregoing, oral or written ("Plans"). None of the Plans is a multiemployer plan (as defined in Section 3.18 of ERISA) or a defined benefit plan subject to the provisions of Title IV of ERISA. Complete and correct copies of all written Plans, and summary plan descriptions thereof, if any, and summaries of all oral Plans have been delivered to Unidigital. All of the Plans which are intended to be tax qualified are (and for all prior periods have been) tax qualified, except where the failure to be tax qualified would not have a Material Adverse Effect on Zazula. All of the Plans have been operated in compliance with their respective terms and all legal requirements, except where the failure to do so would not have a Material Adverse Effect on Zazula.

     3.20 Transactions with Related Parties.

     Except for employment agreements and other compensation arrangements disclosed on Schedule 3.20, no Related Party has (a) borrowed or loaned money or other property to or from Zazula which has not been repaid or returned, (b) to the knowledge of Zazula or the Stockholders, any contractual or other claims, express or implied, of any kind whatsoever against Zazula or (c) to the knowledge of Zazula or the Stockholders, any interest in any property or Assets used or owned by Zazula.

     3.21 Compliance with Law.

     Zazula has conducted the Business in compliance with all applicable Regulations and Court Orders, except for such non-compliance which would not result in a Material Adverse Effect on Zazula. Neither Zazula nor the Stockholders has received any written notice from any Governmental Entity to the effect that, or has otherwise been advised by a Governmental Entity that, Zazula is not in compliance with any such Regulations or Court Orders (which non-compliance remains uncured), and none of Zazula nor the Stockholders has any knowledge of any existing circumstances that are reasonably likely to result in any material violation of any of the foregoing.

     3.22 Intellectual Property.

     Schedule 3.22 contains a true and complete list of all patents, trademarks, copyrights, inventions and licenses, if any, owned by Zazula or in which Zazula has any rights, together with a brief description of each. Except as disclosed on Schedule 3.22 or as provided in any agreement listed on Schedule 3.22, Zazula owns or has the right to use, without payment to any other party, the Intellectual Property used in or necessary for the conduct of the Business and the consummation of the transactions contemplated hereby will not, by itself, materially alter or impair any such rights. Except as disclosed on Schedule 3.22, all Intellectual Property owned or used by Zazula is free and clear of all liens, claims and restrictions arising through actions of Zazula. Except as disclosed on Schedule 3.22, no claims or other proceedings are pending or, to the knowledge of Zazula or the Stockholders, threatened against Zazula by any third party, person or entity with respect to the ownership, validity, enforceability or the right to use any Intellectual Property.

     3.23 Tax Matters.

         (a) Zazula has timely filed with the appropriate taxing authorities all Tax Returns in respect of Taxes required to be filed through the date hereof. The Tax Returns filed are complete and accurate in all material respects. Except as specified in Schedule 3.23, Zazula has not requested any extension of time within which to file Tax Returns in respect of any Taxes. Zazula has delivered to Unidigital complete and accurate copies of federal, state and local Tax Returns of Zazula for the years ended December 31, 1997 and 1996. Schedule 3.23 sets forth a list of such Tax Returns as delivered hereunder.

         (b) All Taxes due from Zazula in respect of periods (or portions thereof) beginning before the Closing Date have been timely paid or an adequate reserve (in conformity with GAAP) has been established therefor, as set forth in
Schedule 3.23 or the Financial Statements, and Zazula has no material Liability for Taxes in excess of the amounts so paid or reserves so established. All Taxes that Zazula is required by law to withhold or collect have been duly withheld or collected and have been timely paid over to the appropriate governmental authorities to the extent due and payable.

         (c) No deficiencies for Taxes of Zazula have been claimed, proposed or assessed by any taxing or other governmental authority. There are no pending or, to the knowledge of Zazula or the Stockholders, threatened audits, assessments or other Actions for or relating to any Liability in respect of Taxes of Zazula, any of its predecessors in interest or the Stockholders, and there are no matters under discussion with any governmental authorities, or known to Zazula or the Stockholders, with respect to Taxes that are likely to result in an additional Liability for Taxes. Audits of federal, state and local Tax Returns by the relevant taxing authorities have been completed for the periods set forth on Schedule 3.23 and, except as set forth in such Schedule, Zazula has not been notified that any taxing authority intends to audit a Tax Return for any other period. No extension of a statute of limitations relating to Taxes is in effect with respect to Zazula.

         (d) There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) on any of the Assets.

         (e) Zazula (i) has not consented at any time under Section 341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of any Assets; (ii) has not agreed, or is not required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (iii) has not made an election, or is not required, to treat any Asset as owned by another Person pursuant to the provisions of Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; (iv) does not directly or indirectly secure any debt the interest on which is tax exempt under Section 103(a) of the Code; or (v) has not made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local Tax provision.

         (f) Zazula has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or any group that has filed a combined consolidated or unitary state or local return.

         (g) There are no Tax-sharing agreements or similar arrangements (including indemnity arrangements) with respect to or involving Zazula, and, after the Closing Date, Zazula shall not be bound by any such Tax-sharing agreements or similar arrangements or have any Liability thereunder for amounts due in respect of periods prior to the Closing Date.

         (h) Zazula has no interest in or is not subject to any joint venture, partnership, or other arrangement or contract which is treated as a partnership for federal, state or local income tax purposes. Except as set forth on Schedule 3.23, Zazula is not a successor to any other Person by way of merger, reorganization or similar transaction.

         (i) The transaction contemplated herein is not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

     3.24 Insurance.

     Schedule 3.24 contains a complete and accurate list of all policies (including retrospective policies that remain open) or binders of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage provided and any pending claims thereunder) of which Zazula is the owner, insured or beneficiary (the "Insurance Policies"). The Insurance Policies are in full force and effect and are in amounts and of a nature which are adequate and customary for the business of the Business and the Contracts. All premiums due on the Insurance Policies or renewals thereof have been paid and there is no default under any of the Insurance Policies. Except as set forth on
Schedule 3.24, Zazula has not received any notice or other communication from any issuer of the Insurance Policies canceling or materially amending any of the Insurance Policies, materially increasing any deductibles or retained amounts thereunder, or materially increasing the annual or other premiums payable thereunder, and, to the best knowledge of Zazula or the Stockholders, no such cancellation, amendment or increase of deductibles, retainers or premiums is threatened.

     3.25 Accounts Receivable.

     The accounts and notes receivable reflected in the Balance Sheet at June 30, 1998, and all accounts or notes receivable arising since June 30, 1998, represent bona fide claims against debtors for sales, services performed or other charges arising on or before the date of recording thereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in the ordinary course of business. To the knowledge of Zazula or the Stockholders, all such receivables are fully collectible in the ordinary course of business except to the extent of an amount not in excess of the reserve for doubtful accounts reflected on the Balance Sheet and additions to such reserves as reflected on the Books and Records.

     3.26 Intentionally Omitted.

     3.27 Customers and Suppliers.

     Schedule 3.27 sets forth a complete and accurate list of the names and addresses of (i) the ten customers who purchased from Zazula the greatest dollar volume of products or services during its last fiscal year and last fiscal quarter, showing the approximate total sales in dollars to each such customer during such fiscal year and quarter; and (ii) the ten suppliers with the greatest dollar volume of sales to Zazula during the last fiscal year and during the last fiscal quarter, showing the approximate total purchases in dollars by Zazula from each such supplier during such fiscal year. Since December 31, 1997,
(a) there has been no Material Adverse Change in the business relationship of Zazula with any customer or supplier named on Schedule 3.27 and (b) Zazula has not received any written communication from any customer or supplier named on
Schedule 3.27 of any intention to return, terminate or materially reduce purchases from or supplies to Zazula.

     3.28 Brokers; Transaction Costs.

     Except as set forth on Schedule 3.28, neither Zazula nor the Stockholders has entered into or will enter into any contract, agreement, arrangement or understanding with any Person which will result in the obligation of Unidigital, Zazula or the Stockholders to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

     3.29 No Other Agreements to Sell Zazula or the Assets.

     Neither Zazula nor the Stockholders has any legal obligation, absolute or contingent, to any other Person to sell the Assets (other than Inventory in the ordinary course of business) or to sell any capital stock of Zazula or to effect any merger, consolidation or other reorganization of Zazula or to enter into any agreement with respect thereto, except pursuant to this Agreement.

     3.30 Material Misstatements or Omissions.

     No representations or warranties by Zazula or the Stockholders in this Agreement or any Ancillary Agreement to which either is a party or in any document, certificate or schedule furnished by Zazula or the Stockholders to Unidigital or Sub pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained herein or therein, in light of the circumstances under which they were made, not misleading.

     3.31 Year 2000 Compliance.

     Zazula has reviewed its accounting and order entry computer software (the "Software") to assess the risk that computer applications used by Zazula may be unable to recognize and properly perform date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). To the best knowledge of Zazula and the Stockholders, the Software is Year 2000 compliant in all material respects when used in combination with hardware, software, firmware and other products that properly exchange data in a compliant manner, but Zazula recognizes that deficiencies may exist as to which Zazula has no current knowledge or over which it has no control. With respect to the Software, the Year 2000 Problem has not resulted in, and, to the knowledge of Zazula and the Stockholders, is not reasonably expected to have, a Material Adverse Effect on Zazula or the Business when used in combination with hardware, software, firmware and other products that properly exchange data in a compliant manner.

                                   ARTICLE 3A.

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

     As an inducement to Unidigital and Sub to enter into this Agreement, each of the Stockholders hereby makes, severally, and not jointly, with respect to himself only, as of the Closing Date, the following representations and warranties to Unidigital and Sub, except as otherwise set forth in the Schedules delivered to Unidigital and Sub prior to the Closing Date, a copy of which is attached hereto. The Schedules are numbered to correspond to the various sections of this Article 3A setting forth certain exceptions to the representations and warranties contained in this Article 3A and certain other information called for by this Agreement.

     3A.1. Authorization.

     Each Stockholder has the capacity to enter into this Agreement and the Ancillary Agreements to which it is a party and has taken all actions necessary to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by each Stockholder and is, and upon the execution and delivery thereof each Ancillary Agreement to which it is a party will be, a valid and binding obligation of each Stockholder, enforceable against each Stockholder in accordance with its terms, except that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors or (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     3A.2. No Conflict or Violation; Consents.

     None of the execution, delivery or performance of this Agreement or any Ancillary Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by any Stockholder with any of the provisions hereof or thereof, will (a) violate, conflict with, or result in a breach of or constitute a default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of its respective assets under, any contractual obligations of such Stockholder, (b) to the knowledge of the Stockholder, violate any applicable Regulation or Court Order applicable to such Stockholder, or (c) to the best knowledge of the Stockholder, require any governmental authorization or filing.

     3A.3. Ownership of Zazula Stock; Title.

     The number of shares of Zazula Stock held by each Stockholder is accurately set forth on Schedule 3.2 and all of such shares of Zazula Stock are lawfully owned of record and beneficially owned by such Stockholder, free and clear of any Encumbrances.

     3A.4. Investment Representations.

     Each Stockholder represents as follows with respect to the shares of Unidigital Stock to be acquired in connection with the Merger:

           (i) such Stockholder has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the shares;

           (ii) such Stockholder is receiving such shares for investment for his own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof;

           (iii) such Stockholder has been given the opportunity to obtain any information or documents relating to, and to ask questions and receive answers about, Unidigital and the business and prospects of Unidigital which he deems necessary to evaluate the merits and risks related to his investment in such shares and to verify the information received, and such Stockholder's knowledge and experience in financial and business matters are such that he is capable of evaluating the merits and risks of its receipt of the shares;

           (iv) such Stockholder's financial condition is such that he can afford to bear the economic risk of holding the shares for an indefinite period of time and has adequate means for providing for such Stockholder's current needs and contingencies and to suffer a complete loss of his investment in the shares; or

           (v) such Stockholder has been advised that (A) Unidigital's issuance of the shares to the Stockholder will not have been registered under the Securities Act, (B) such shares may need to be held indefinitely, and such Stockholder must continue to bear the economic risk of the investment in such shares unless they are subsequently registered under the Securities Act or an exemption from such registration is available, (C) there may not be a public market for such shares, (D) when and if such shares may be disposed of without registration in reliance on Rule 144 promulgated under the Securities Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule, (E) if the Rule 144 exemption is not available, public sale without registration will require compliance with an exemption under the Securities Act and (F) a restrictive legend shall be placed on the certificates representing the shares.

                                   ARTICLE 4.

              REPRESENTATIONS AND WARRANTIES OF UNIDIGITAL AND SUB

     As an inducement to Zazula and the Stockholders to enter into this Agreement, Unidigital and Sub hereby make, jointly and severally, as of the Closing Date, the following representations and warranties to Zazula and the Stockholders, except as otherwise set forth on the Schedules delivered to Zazula and the Stockholders prior to the Closing Date, a copy which is attached hereto. The Schedules are numbered to correspond to the various sections of this Article 4 setting forth certain exceptions to the representations and warranties contained in this Article 4 and certain other information called for by this Agreement.

     4.1 Organization.

     Unidigital is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Unidigital has full corporate power and authority to conduct its business as it is presently being conducted and to own or lease, as applicable, the assets owned or leased by it. Unidigital is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of its properties, except where the failure to be so qualified would not have a Material Adverse Effect on Unidigital. Each jurisdiction in which Unidigital is qualified to do business as a foreign corporation is set forth in Schedule 4.1. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Unidigital owns all the issued and outstanding shares of capital stock of Sub.

     4.2 Authorization.

     Each of Unidigital and Sub has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and has taken all action necessary to consummate the transactions contemplated hereby and thereby and to perform its respective obligations hereunder and thereunder. This Agreement has been duly executed and delivered by each of Unidigital and Sub, and this Agreement is, and upon execution and delivery each of the Ancillary Agreements to which each of Unidigital and Sub is a party will be, a valid and binding obligation of each of Unidigital and Sub enforceable against each of Unidigital and Sub in accordance with its terms, except that enforceability may be limited by the effect of (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors or (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     4.3 No Conflict or Violation; Consents.

     None of the execution, delivery or performance of this Agreement or any Ancillary Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by Unidigital or Sub with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of Unidigital's or Sub's governing documents to the extent applicable, (b) violate, conflict with, or result in a breach of or constitute a default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of its assets under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Unidigital or Sub is a party or by which Unidigital or Sub is bound or to which any of their respective assets are subject, (c) violate any Regulation or Court Order applicable to Unidigital or Sub or (d) impose any Encumbrance on any assets of Unidigital or Sub. Except as set forth on Schedule 4.3, no notices to, declaration, filing or registration with, approvals or Consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by Unidigital or Sub in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby, except that there shall be excluded from clauses (b), (c) and (d) of the first sentence of this Section 4.3 and from the second sentence of this Section 4.3 such violations, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect on Unidigital and which will not materially impair the ability of Unidigital or the Sub to consummate the transactions contemplated herein.

     4.4 Material Misstatements or Omissions.

     No representations or warranties by Unidigital or Sub in this Agreement or in any Ancillary Agreement to which either is a party or in any document, certificate, or schedule delivered pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     4.5 Capitalization of Unidigital.

         (a) Information concerning the capitalization of Unidigital, including its authorized capital stock, the number of shares issued and outstanding, and the number of shares of treasury stock, has previously been furnished to Zazula in Unidigital's annual report for 1997. As of the date hereof, 4,656,782 shares of Unidigital Stock are issued and outstanding and no shares of Unidigital Stock are held in the treasury of Unidigital. All of the outstanding shares of Unidigital's capital stock are, and shares of Unidigital's which may be issued pursuant to the exercise of outstanding employee stock options will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. There is no Voting Debt of Unidigital issued and outstanding. Except as set forth above and in the SEC Documents listed on Schedule 4.5 as of the date hereof, (i) there are no shares of capital stock of Unidigital authorized, issued or outstanding, and (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued and unissued capital stock of Unidigital, obligating Unidigital to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of Unidigital or securities convertible into or exchangeable for such shares or equity interests, or obligating Unidigital to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment.

         (b) Except as set forth on Schedule 4.5, there are no stockholders agreements, voting trusts or other agreements or understandings to which Unidigital is a party with respect to the voting of the capital stock of Unidigital.

         (c) Unidigital is not required to redeem, repurchase or otherwise acquire shares of capital stock of Unidigital as a result of the transactions contemplated by this Agreement.

         (d) No dividend has been declared by Unidigital which is unpaid as of the date of this Agreement.

     4.6 SEC Documents.

     Unidigital has filed, pursuant to the Securities Act or the Exchange Act, as the case may be, all SEC Documents required to be filed with respect to the business and operations of Unidigital under each of the Securities Act and Exchange Act, and the respective rules and regulations thereunder, and all of the SEC Documents complied in all material respects with all applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the appropriate act and the rules and regulations thereunder in effect on the date each such report was filed. At the respective dates they were filed, none of the SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Unidigital included in the SEC Documents complied as to the form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied throughout the period involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position, results of operations and cash flows of Unidigital as of the dates or for the periods indicated therein, subject, in the case of the unaudited statements, to normal year-end adjustments and the absence of certain footnote disclosures. Schedule 4.5 sets forth a list of all SEC Documents filed by Unidigital since August 31, 1997.

     4.7 Absence of Certain Changes or Events.

     Except as set forth in Schedule 4.7, since August 31, 1997, there has not been any Material Adverse Effect on Unidigital.

     4.8 Legal Proceedings.

         (a) As of the date hereof, except as set forth in Schedule 4.8, Unidigital is not a party to any, and there are no pending or, to the best of Unidigital's knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Unidigital or challenging the validity or propriety of the transactions contemplated by this Agreement as to any of which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on Unidigital.

         (b) There is no injunction, order, judgment or decree imposed upon Unidigital or the assets of Unidigital which has had, or might reasonably be expected to have, a Material Adverse Effect on Unidigital.

     4.9 Arrangements with Directors, Officers and Affiliates.

     Except as disclosed in the SEC Documents listed on Schedule 4.5, as of the date hereof, there are no agreements or other arrangements between Unidigital, on the one hand, and any director, officer, employee, stockholder or other affiliate, as defined in Rule 405 under the Securities Act, of Unidigital, on the other hand, including, without limitation, management agreements and loans to or by Unidigital from or to any of such persons. Except as disclosed in the SEC Documents, since August 31, 1997, none of the officers or directors of Unidigital, or, to the best knowledge of, and after due inquiry by, Unidigital, any spouse or immediate family relative of any of such persons, has been a director or officer of, or has had any direct interest in, any firm, corporation, association or business enterprise which during such period has been a supplier, customer or sales agent of Unidigital or has competed with or been engaged in any business of the kind being conducted by Unidigital. Except as disclosed in the SEC Documents, no affiliate of Unidigital owns or has any rights in or to any of the assets, properties or rights used by Unidigital in its ordinary course of business.

     4.10 Capitalization of Sub.

         (a) The authorized capital stock of Sub consists of 1,000 shares of common stock. As of the date hereof, 100 shares of common stock are issued and outstanding and no shares of common stock are held in the treasury of Sub. All of the outstanding shares of Sub's capital stock are duly authorized, validly issued, fully paid and non-assessable, and are owned beneficially and of record by Unidigital. There is no Voting Debt of Sub issued and outstanding. Except as set forth above, as of the date hereof, (i) there are no shares of capital stock of Sub authorized, issued or outstanding and (ii) there are no existing options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of Sub, obligating Zazula to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of Sub or securities convertible into or exchangeable for such shares or equity interests, or obligating Sub to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment.

         (b) There are no stockholders agreements, voting trusts or other agreements or understandings to which Sub is a party with respect to the voting of the capital stock of Sub.

         (c) Sub is not required to redeem, repurchase or otherwise acquire shares of capital stock of Sub as a result of the transactions contemplated by this Agreement.

     4.11 Consents and Approvals; No Violations.

     Except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the DGCL, the NYBCL and the Exchange Act, neither the execution, delivery or performance of this Agreement by Sub nor the consummation by Sub of the transactions contemplated hereby nor compliance by Sub with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Sub, or (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity.

     4.12 Brokers; Transaction Costs.

     Neither Unidigital nor Sub has entered into or will enter into any contract, agreement, arrangement or understanding with any Person which will result in the obligation of Unidigital, Sub, Zazula or the Stockholders to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

     4.13 Press Release; Nasdaq Correspondence.

     Unidigital has previously delivered to Zazula copies of all (i) press releases and (ii) correspondence between Unidigital and/or its representatives and Nasdaq, in each case, since August 31, 1997.

                                   ARTICLE 5.

            CONDITIONS TO ZAZULA'S AND THE STOCKHOLDERS' OBLIGATIONS

     The obligations of Zazula and the Stockholders to effect the Merger and complete the related transactions contemplated by this Agreement are subject, in the discretion of Zazula and the Stockholders, to the satisfaction, on or prior to the Closing Date, of each of the following conditions or the waiver of such conditions by Zazula and the Stockholders:

     5.1 Representations, Warranties and Covenants.

     All representations and warranties of Unidigital and Sub contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, and Unidigital and Sub shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date. There shall be delivered to Zazula and the Stockholders a certificate signed by a senior officer of Unidigital and Sub to the foregoing effect ("Unidigital Closing Certificate").

     5.2 Consents.

     All Consents, approvals and waivers from governmental authorities and other parties necessary to permit Unidigital and Sub to consummate the Merger as contemplated hereby and by the Ancillary Agreements shall have been obtained in writing. Zazula and the Stockholders shall be satisfied that all approvals required under any Regulations to permit Unidigital and Sub to carry out the transactions contemplated by this Agreement and the Ancillary Agreements shall have been obtained.

     5.3 No Actions or Court Orders.

     No Action by any court, governmental authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and by the Ancillary Agreements. There shall not be any Regulation or Court Order that makes the acquisition of the Zazula Stock contemplated hereby illegal or otherwise prohibited.

     5.4 Closing Documents.

     Unidigital shall have delivered to Zazula and the Stockholders the documents and other items described in Section 7.2 and such other documents and items as Zazula or the Stockholders may reasonably require.

     5.5 Material Adverse Change.

     There shall not have been any Material Adverse Change with respect to Unidigital or Sub.

                                   ARTICLE 6.

                     CONDITIONS TO UNIDIGITAL'S OBLIGATIONS

     The obligations of Unidigital to effect the Merger and complete the related transactions contemplated by this Agreement are subject, in the discretion of Unidigital, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, or the waiver of such conditions by Unidigital:

     6.1 Representations, Warranties and Covenants.

     All representations and warranties of Zazula and the Stockholders contained in this Agreement shall be true and correct at and as of the Closing Date, and Zazula and the Stockholders shall have performed in all material respects all agreements and covenants required hereby to be performed prior to or at the Closing Date. There shall be delivered to Unidigital a certificate signed by the President and the Chief Financial Officer of Zazula ("Zazula Closing Certificate") and the Stockholders to the foregoing effect (the "Stockholders' Closing Certificate").

     6.2 Consents.

     All Consents, approvals and waivers from governmental authorities and other parties necessary to permit Zazula and the Stockholders to consummate the Merger as contemplated hereby and by the Ancillary Agreements and for the operation of the Business after the Closing (including all required third party consents under the Contracts) shall have been obtained in writing. Unidigital shall be satisfied that all approvals required under any Regulations to permit Zazula and the Stockholders to carry out the transactions contemplated by this Agreement and the Ancillary Agreements shall have been obtained.

     6.3 No Actions or Court Orders.

     No Action by any court, governmental authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and by the Ancillary Agreements and which could reasonably be expected to damage Unidigital, the Assets or the Business materially if the transactions contemplated hereby or thereby are consummated, including any material adverse effect on the right or ability of Unidigital to own, operate or transfer Zazula after the Closing. There shall not be any Regulation or Court Order that makes the merger contemplated hereby illegal or otherwise prohibited or that otherwise may have a Material Adverse Effect upon Zazula.

     6.4 Closing Documents.

     Zazula and/or the Stockholders, as the case may be, shall have delivered to Unidigital the documents and other items described in Section 7.1 and such other documents and items as Unidigital may reasonably require.

     6.5 Exemption under Federal and State Securities Laws.

     The issuance of shares of Unidigital Stock in the Merger shall not violate any federal or state securities laws.

     6.6 Zazula Balance Sheet.

     On the Closing Date, immediately prior to the Closing, there shall be no indebtedness on Zazula's balance sheet other than trade payables incurred by Zazula in the ordinary course of business consistent with past practice, capital leases and the note (if any) with respect to the accumulated adjustments account contemplated by Section 2.6(c). In addition, the aggregate amount of cash, cash equivalents and net accounts receivable on Zazula's balance sheet as of the Closing Date shall exceed its accounts payable, accrued expenses, income taxes payable and other current liabilities, excluding the notes payable to the Stockholders described in Section 2.6(b).

     6.7 Completion of Unidigital Due Diligence.

     Unidigital shall have completed its business and legal due diligence to its satisfaction, in its sole judgment.

     6.8 Consents.

     Zazula and the Stockholders shall have taken all further actions related to the due authorization of the Merger as may be required under the DGCL and the NYBCL.

     6.9 Delivery of Certificates.

     Each Stockholder shall have delivered to Unidigital the Certificate or Certificates representing the shares of Zazula Stock held by such Stockholder.

     6.10 Board of Directors Approval.

     The Merger shall have been approved by appropriate action of the Board of Directors of Unidigital.

     6.11 Tax Matters.

         (a) No new elections with respect to Taxes, or changes in current elections with respect to Taxes, affecting Zazula shall have been made after the date of this Agreement without the prior written consent of Unidigital, which consent shall not be unreasonably withheld.

         (b) Zazula and the Stockholders shall have provided Unidigital with all forms, certificates and/or other instruments required to pay the transfer and recording taxes and charges arising from the transactions contemplated by this Agreement, together with evidence satisfactory to Unidigital that such transfer taxes and charges have been paid by Zazula or the Stockholders.

     6.12 Material Adverse Change.

     There shall not have been any Material Adverse Change with respect to Zazula or the Business.

                                   ARTICLE 7.

                                     CLOSING

     On the Closing Date at the Closing location:

     7.1 Deliveries by Zazula and the Stockholders to Unidigital.

     Zazula and the Stockholders, as applicable, shall deliver (or cause to be delivered) to Unidigital:

         (a) the Ancillary Agreements, duly executed by each party thereto other than Unidigital and Sub;

         (b) any Consents required to be obtained by Zazula or the Stockholders;

         (c) the Zazula Closing Certificate and the Stockholders' Closing Certificate;

         (d) an opinion of Esanu Katsky Korins & Siger, LLP, counsel to Zazula and the Stockholders, dated as of the Closing Date, in a form reasonably satisfactory to Unidigital;

         (e) a consent of stockholders duly executed by the Stockholders;

         (f) all Certificates representing the shares of Zazula Stock to be canceled in connection with the Merger on the Closing Date in accordance with
Section 2.7(b);

         (g) the Financial Statements; and

         (h) such other documents and certificates duly executed as may reasonably be requested by Unidigital or Sub prior to the Closing Date.

     7.2 Deliveries by Unidigital.

     Unidigital shall deliver to Zazula and the Stockholders, or any other appropriate Persons:

         (a) the Ancillary Agreements to which Unidigital or Sub is a party, duly executed by them;

         (b) any Consents required to be obtained by Unidigital;

         (c) the Unidigital Closing Certificate;

         (d) an opinion of Buchanan Ingersoll Professional Corporation, counsel to Unidigital, dated as of the Closing Date, in a form reasonably satisfactory to Zazula;

         (e) the Merger Consideration; and

         (f) such other documents and certificates duly executed as may reasonably be requested by Zazula or the Stockholders prior to the Closing Date.

                                   ARTICLE 8.

                                 INDEMNIFICATION

     8.1 Survival of Representations, Etc.

     All statements contained in this Agreement, any schedule or in any certificate delivered by or on behalf of the parties pursuant to this Agreement shall be deemed to be representations and warranties by such party hereunder. The representations and warranties contained herein shall survive the Closing Date until (and claims based upon or arising out of such representations and warranties, as well as any claims based upon or arising out of any covenants and agreements herein or made hereunder, may be asserted at any time before the date which shall be) the second anniversary of the Closing Date; provided, however,
(a) Zazula's and the Stockholders' representations and warranties in (i) Section
3.10 (Environmental Matters) shall survive the Closing Date until the third anniversary of the Closing Date and (ii) Section 3.23 (Tax Matters) shall survive the Closing until the expiration of the relevant statute of limitation and (b) the Stockholders' representations and warranties set forth in Section 3A.3 (Ownership of Zazula Stock; Title) shall survive the Closing Date until the third anniversary of the Closing Date. No investigation made by any of the parties hereto (whether prior to, on or after the Closing Date) shall in any way limit the representations and warranties of the parties. On the Closing Date all representations and warranties contained in this Agreement and made by Zazula and the Stockholders shall expire as to Zazula and thereafter will be deemed to have been made exclusively by the Stockholders. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

     8.2 Indemnification.

         (a) General.
             -------

           (i) Subsequent to the Closing, the Stockholders shall indemnify Unidigital, Sub, and each of their respective officers and directors (in their capacity as officers and directors), ("Unidigital Indemnified Parties") against, and hold each of the Unidigital Indemnified Parties harmless from any and all damage, claim, loss, cost, cause of action, liability or expense, including without limitation, interest, penalties, reasonable attorneys' fees and expenses of investigation (collectively "Damages") incurred by any such Unidigital Indemnified Party, that arise out of or relate to, the breach of any warranty, representation, covenant or agreement of Zazula or the Stockholders contained in this Agreement or any schedule hereto or in any certificate delivered by or on behalf of Zazula or any such holder pursuant to this Agreement; provided that the foregoing indemnity shall be several and not joint with respect to the breach of any representation or warranty contained in
Article 3A, or which is otherwise expressly stated to be made severally by the Stockholders, and shall apply only to Damages arising out of breach of a representation or warranty made by the indemnifying Stockholder. Notwithstanding the foregoing, the Stockholders shall not have any liability under Section 8.2(a)(i) in respect of any claim for indemnification with respect to any Taxes imposed upon Zazula attributable to the payment of the Merger Consideration in connection with the Merger.

           (ii) Subsequent to the Closing, Unidigital shall indemnify the Stockholders against, and hold the Stockholders harmless from, (A) any Damages incurred by the Stockholders, that arise out of or relate to, the breach of any warranty, representation, covenant or agreement of Unidigital or Sub contained in this Agreement, any schedule or in any certificate delivered by or on behalf of Unidigital or Sub pursuant to this Agreement and (B) any taxes imposed upon Zazula attributable to the Merger. Notwithstanding the foregoing, Unidigital and Sub shall not have any liability under this Section 8.2(a)(ii) in respect of any claim for indemnification with respect to any Taxes imposed upon the
Stockholders attributable to the payment of the Merger Consideration in connection with the Merger, provided that Unidigital and Sub comply with the covenants contained in Section 9.2 hereof.

           (iii) Notwithstanding Section 8.2(a)(i), the Stockholders shall not have any liability under Section 8.2(a)(i) in respect of any claim for indemnification until the aggregate amount of all Damages otherwise subject to indemnification equals or exceeds $75,000, at which time only those Damages in excess of $75,000 shall be recoverable; provided, however, that in no event
                                           --------   -------
shall the aggregate liability of all the Stockholders under Section 8.2(a)(i) exceed $2,275,000 and, provided, further, however, that in no event shall the
                       --------   -------   -------
maximum liability of a Stockholder exceed that portion of the Cash Consideration received by him pursuant to Section 2.6.

           (iv) Notwithstanding Section 8.2(a)(ii), Unidigital shall not have any liability under Section 8.2(a)(ii) in respect of any claim for indemnification until the aggregate amount of all Damages otherwise subject to indemnification equals or exceeds $75,000, at which time only those Damages in excess of $75,000 shall be recoverable; provided, however, that in no event
                                           --------   -------
shall the aggregate liability of Unidigital under Section 8.2(a)(ii) exceed $2,275,000.

           (v) The term "Damages" as used in this Section 8.2 is not limited to matters asserted by third parties against the Stockholders or Unidigital Indemnified Parties, but includes Damages incurred or sustained by such persons in the absence of third party claims.

         (b) Procedure  for Claims.  If a claim for Damages (a "Claim") is to be
             ---------------------
made by a person entitled to indemnification hereunder, the person claiming such indemnification (the "Indemnified Party"), shall give written notice (a "Claim Notice") to the indemnifying person (the "Indemnifying Party") as soon as practicable after the Indemnified Party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 8.2. The failure of any Indemnified Party to give timely notice (within five (5) business days) hereunder shall not affect rights to indemnification hereunder, except and only to the extent that, the Indemnifying Party demonstrates actual material damage or prejudice caused by such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice). In the case of a Claim involving the assertion of a claim by a third party (whether pursuant to a lawsuit or other legal action or otherwise, a "Third-Party Claim"), if the Indemnifying Party shall acknowledge in writing to the Indemnified Party that the Indemnifying Party shall be obligated to indemnify the Indemnified Party under the terms of its indemnity hereunder in connection with such Third-Party Claim, then (A) the Indemnifying Party shall be entitled and, if it so elects, shall be obligated at its own cost and expense
(1) to take control of the defense and investigation of such Third-Party Claim and (2) to pursue the defense thereof in good faith by appropriate actions or proceedings promptly taken or instituted and diligently pursued, including, without limitation, to employ and engage attorneys of its own choice reasonably acceptable to the Indemnified Party to handle and defend the same, and (B) the Indemnifying Party shall be entitled (but not obligated), if it so elects, to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld or delayed. In the event the Indemnifying Party elects to assume control of the defense and investigation of such lawsuit or other legal action in accordance with this Section 8.2(b), the Indemnified Party may, at its own cost and expense, participate in the investigation, trial and defense of such Third-Party Claim; provided that, if the named persons to a lawsuit or other legal action include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised in writing by counsel and such counsel reasonably determines that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, the Indemnified Party shall be entitled to separate counsel reasonably acceptable to the Indemnifying Party and at the Indemnifying Party's reasonable cost and expense (including the reasonable fees and expenses of counsel). If the Indemnifying Party fails to assume the defense of such Third-Party Claim in accordance with this Section 8.2 within 15 calendar days after receipt of the Claim Notice, the Indemnified Party against which such Third-Party Claim has been asserted shall (upon delivering notice to such effect to the Indemnifying Party) have the right to engage counsel reasonably acceptable to the Indemnifying Party to undertake the defense, compromise and settlement of such Third-Party Claim on behalf of and for the account of the Indemnifying Party at the Indemnifying Party's reasonable cost and expense (including the reasonable fees and expenses of counsel); provided that such Third-Party Claim shall not be compromised or settled without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. In the event the Indemnifying Party assumes the defense of the claim, the Indemnifying Party shall keep the Indemnified Party reasonably informed of the progress of any such defense, compromise or settlement, and in the event the Indemnified Party assumes the defense of the claim, the Indemnified Party shall keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement. The parties shall use commercially reasonable efforts to minimize Damages from Third-Party Claims shall act in good faith in responding to, defending against, settling or otherwise dealing with such claims, notwithstanding any dispute as to liability as between the parties under this Section 8.2. The parties shall also cooperate in any such defense, give each other reasonable access to all information relevant thereto and use commercially reasonable efforts to make employees and other representatives available on a mutually convenient basis to provide additional information and explanation of any material provided in connection therewith. The Indemnifying Party shall be liable for any settlement of any Third-Party Claim effected pursuant to and in accordance with this
Section 8.2 and for any final judgment (subject to any right of appeal), and the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Party from and against any and all Damages by reason of such settlement or judgment.

         (c) Indemnification  Amounts. Any Damages for which  indemnification is
             ------------------------
provided under this Agreement shall be (i) increased to take account of any net Tax Cost incurred by the Indemnified Party arising from the receipt or indemnity payments hereunder (i.e., grossed-up for any Tax incurred on such increase),
(ii) reduced to take account of any net Tax Benefit realized by the Indemnified Party arising from the incurrence or payment of any such Damages, (iii) reduced to take account of any insurance proceeds or other third-party recoveries realized by the Indemnified Party arising from the incurrence or payment of any such Damages, (iv) in the case of any payment to Unidigital Indemnified Parties, reduced to take account of any net Tax Benefit realized by Sub arising from the incurrence or payment of any such Tax or other amount, and (v) in the case of any payment to Unidigital Indemnified parties, increased to take account of any net Tax Cost incurred by Sub or any Affiliate arising from the receipt of indemnity payments hereunder. In the event Unidigital or any Affiliate thereof (including, without limitation, Sub) obtains an increase in the basis of any asset (other than stock) directly or indirectly as a result of any event giving rise to any Tax for which such Unidigital Indemnified Party would be entitled to indemnification if it paid or otherwise incurred the economic burden associated therewith, Unidigital shall be deemed to have received a net Tax Benefit.

         (d) Characterization of Indemnifying  Payments.  The parties agree that
             ------------------------------------------
any indemnification payments (and/or adjustments) made pursuant to this Agreement shall be treated for all Tax purposes as an adjustment to the Merger Consideration, unless otherwise required by applicable law.

     8.3 No Right of Contribution.

     After  the  Closing,   the  Stockholders   shall  not  have  any  right  of
contribution against the Surviving Corporation for any breach of any representation, warranty, covenant or agreement of Zazula. The Stockholders and Unidigital shall be entitled to specific performance and injunctive relief, without posting bond or other security, for the purpose of asserting their respective rights under this Article 8. The remedies described in this Article 8 shall be in addition to, and not in lieu of, any other remedies at law or in equity that the parties may elect to pursue.

     8.4 Escrow; Right of Offset.

     If the Escrow Agreement is in effect at the time an assertion of indemnification is made by a Unidigital Indemnified Party, the obligations of the Stockholders hereunder with respect to the Damages shall be satisfied first by the distribution to the Unidigital Indemnified Party of the appropriate portion of the Escrow Fund held pursuant to the Escrow Agreement and, only thereafter, by the Stockholders directly. Neither the exercise nor the failure to exercise such rights under this Agreement or the Escrow Agreement shall constitute an election of remedies or limit Unidigital or Sub in any manner in the enforcement of any legal or equitable remedies that may be available to such parties.

                                   ARTICLE 9.

                             POST-CLOSING AGREEMENTS

     9.1 Guaranty.

     In the event that Sub fails to duly and properly and/or promptly perform and satisfy its obligations under this Agreement and the Ancillary Agreements to which it is a party in accordance with the terms and conditions hereof and thereof, Unidigital will, upon written demand of Zazula or the Stockholders, as the case may be, setting forth the specific failure of Sub, unconditionally and promptly perform and satisfy those obligations of Sub set forth in such written demand in accordance with the terms and conditions of this Agreement or any Ancillary Agreement, as applicable.

     9.2 Covenants with Respect to Tax-Free Reorganization.

     Following the Closing Date, Unidigital and Sub covenant that:

         (a) Sub will hold at least ninety percent of the fair market value of Zazula's net assets and at least seventy-five percent of the fair market value of Zazula's gross assets held immediately prior to the transaction. For purposes of this covenant, the assets of Zazula shall include only the assets of Zazula immediately prior to the transaction.

         (b) Unidigital will not reacquire any of its stock issued in the transaction.

         (c) Sub will not issue additional shares of its stock that would result in Unidigital losing control of Sub within the meaning of Section 368(c) of the Code.

         (d) Unidigital will not liquidate Sub; merge Sub with or into another corporation; sell or otherwise dispose of the stock of Sub except transfers of stock to corporations controlled by Unidigital; or cause Sub to sell or otherwise dispose of any of its assets or of any of the assets acquired from Zazula, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by Sub.

         (e) Unidigital will cause Sub to continue the historic business of Zazula or to use a significant portion of Zazula's historic business assets in a business.

     9.3 Preparation of Returns.

     The Stockholders shall designate the accountants to prepare the federal and state S corporation Tax Returns of Zazula for the period commencing January 1, 1998 and ending on or before the Closing Date and Unidigital and the Stockholders shall have a reasonable opportunity to review such Tax Returns and related workpapers. The income of Zazula will be computed on a "closing of the books" method for this period and, if necessary, each of the parties hereto shall consent to the preparation of the return on such basis. Unidigital and its Affiliates shall not file an amended tax return for Zazula for any period ending on or prior to the Closing Date without the consent of the Stockholders which consent shall not be unreasonably withheld or delayed.

                                   ARTICLE 10

                                  MISCELLANEOUS

     10.1 Assignment.

     Neither this Agreement nor any of the rights or obligations hereunder may be assigned (a) by Zazula or the Stockholders without the prior written consent of Unidigital (except that notwithstanding the foregoing, the rights of the Stockholders hereunder shall inure to the benefit of their heirs and legal representatives), or (b) by Unidigital or Sub without the prior written consent of Zazula or the Stockholders (including any transfer by Unidigital or Sub to any successor by operation of law or otherwise). Subject to the foregoing, the rights and obligations of the parties shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns, and their respective heirs and legal representatives. In furtherance thereof, any permitted successor or assignee of Unidigital and/or Sub shall expressly assume in writing all obligations of Unidigital and/or Sub, as applicable, to the Stockholders hereunder.

     10.2 Notices.

     All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail (air mail if overseas), return receipt requested, or by facsimile transmissions or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this Section
10.2. Notices shall be deemed to have been received on the date of personal delivery or telecopy or, if sent by certified or registered mail, return receipt requested shall be deemed to be delivered on the fifth (5th) business day after the date of mailing. Notices shall be sent to the parties at the following addresses:

     If to any of the Stockholders, to the address of such Stockholder as set forth on the signature page hereto.

     If prior to the Closing, to Zazula:

            Hy Zazula Associates, Inc.
            2 West 46th Street
            New York, New York  10036
            Fax:  (212) 768-0819
            Attention:  Steven Zazula, Vice President

     With a copy to:

            Esanu Katsky Korins & Siger, LLP
            605 Third Avenue
            New York, New York  10158
            Fax:  (212) 953-6899
            Attention:  Meryl Lynn Unger, Esq. and
                      Roy M. Korins, Esq.

     If to  Unidigital  or Sub  or,  if  after  the  Closing,  to the  Surviving
Corporation:

            Unidigital Inc.
            229 West 28th Street, 10th Floor
            New York, New York  10001
            Fax:  (212) 244-7815
            Attention:  William E. Dye, Chief Executive Officer

     With a copy to:

             Buchanan Ingersoll Professional Corporation
             500 College Road East
             Princeton, New Jersey  08540
             Fax:  (609) 520-0360
             Attention:  David J. Sorin, Esq.

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

     10.3 Choice of Law.

     This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York without giving regard to conflicts of law principles.

     10.4 Descriptive Headings.

     The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.5 Entire Agreement; Amendments and Waivers.

     This Agreement, together with all exhibits and schedules hereto, and the Confidentiality Agreement, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     10.6 Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.7 Invalidity.

     In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     10.8 Expenses.

     Except as otherwise provided in this Agreement, Unidigital will be liable for its and Sub's expenses, and Zazula will be liable for its and the
Stockholders' expenses, incurred in connection with the negotiation, preparation, execution and performance of this Agreement. Notwithstanding the foregoing, Unidigital shall be responsible for paying and filing all recording taxes and fees, and all sales, use and transfer taxes and fees, if any, in connection with the Merger.

     10.9 Publicity.

     Except as required by law or on advice of counsel, neither party shall issue any press release or make any public statement regarding the transactions contemplated hereby without the prior approval of the other parties, and the parties hereto shall issue a mutually acceptable press release as soon as practicable after the date hereof and after the Closing Date. Notwithstanding the foregoing, Unidigital shall be permitted to make any public statement without obtaining the consent of any other party hereto if the disclosure is required by law.

     10.10 No Third Party Beneficiaries.

     This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, except as specifically set forth in
Article 8 hereof.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed on its behalf by its officer thereunto duly authorized, as of the day and year first above written.

                                        UNIDIGITAL INC.


                                        By: /s/ William E. Dye
                                           --------------------------------
                                           Name:  William E. Dye
                                           Title:  Chief  Executive Officer


                                        UNISON (NY), INC.


                                        By: /s/ William E. Dye
                                           --------------------------------
                                           Name:  William E. Dye
                                           Title:  Chief Executive Officer


                                        HY ZAZULA ASSOCIATES, INC.



                                        By: /s/ Steven Zazula
                                           --------------------------------
                                           Name:  Steven Zazula
                                           Title:  Vice President


                                        STOCKHOLDERS

                                        /s/ Hyman Zazula
                                        ----------------------------------
                                        Name:   Hyman Zazula
                                        Address: 6777 Versailles Court
                                                 Lake Worth, Florida 33467


                                        /s/ Steven Zazula
                                        ----------------------------------
                                        Name:   Steven Zazula
                                        Address: 14 Prince Street
                                                 New York, New York 10012


                                        /s/ David Zazula
                                        ----------------------------------
                                        Name:   David Zazula
                                        Address: 14 Prince Street
                                                 New York, New York 10012


                                        /s/ Gary Feigenbaum
                                        ----------------------------------
                                        Name:   Gary Feigenbaum
                                        Address: 55 Old Orchard Road
                                                 New Rochelle, New York 10804